UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2017

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 28, 2017, Western Power Distribution plc ("WPD"), an indirect wholly owned subsidiary of PPL Corporation, entered into a £230 million (the "Loan Amount") nine month Term Facility Agreement (the "Facility") with HSBC Bank, PLC and Mizuho Bank, Ltd., as Mandated Lead Arrangers, and Mizuho Bank, Ltd., as Facility Agent. On March 29, 2017, WPD borrowed the full Loan Amount under the Facility. Proceeds of the borrowing under the Facility will be used, and may only be used, to make an advance payment of WPD’s pension contribution for the year ending April 5, 2018.

Interest on the Loan Amount is payable semi-annually and at the earlier of the expiration of each interest rate term under the Facility and the Facility's final maturity date. The Loan Amount will bear interest at a percentage rate determined for each interest rate term equal to the product of (a) the Loan Amount, multiplied by (b) the applicable London Interbank Offered Rate determined as provided in the Facility, (c) plus a margin amount, determined in accordance with the Facility and based on credit ratings assigned to WPD from time to time by Moody's Investor Services Limited and Standard & Poor's Rating Service and (d) divided by the number of days in the applicable interest rate term.

The Loan Amount is voluntarily pre-payable at any time in whole or in part in a minimum amount of £5 million and in increments of £1 million thereafter without penalty, and is mandatorily pre-payable in the event of a change in control of WPD or illegality, in each case as provided in the Facility. Amounts prepaid may not be reborrowed.

In addition, pursuant to the Facility, WPD is subject to certain financial covenants which require that WPD's (a) total net debt does not exceed (i) 85% of its regulatory asset base in order to be able to make distributions and pay dividends, and (ii) in all other respects, 87.5% of its regulatory asset base, and (b) consolidated EBITDA to interest payable is not less than 3.0 to 1.0, in each case as calculated pursuant to the Facility.

The Facility also contains customary representations, covenants and events of default.  Failure to comply with the covenants beyond applicable grace periods and certain other events could result in acceleration of the Loan Amount and/or termination of the Facility.

The foregoing summary of the Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Facility, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1 -
£230,000,000 Term Loan Agreement, dated March 28, 2016, between Western Power Distribution plc and HSBC Bank, PLC and Mizuho Bank, Ltd., as Mandated Lead Arrangers, and Mizuho Bank, Ltd., as Facility Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

April 3, 2017